EXHIBIT (I)





                               CONSENT OF COUNSEL
                          The Gabelli Value Fund, Inc.
                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 22 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-05848) of The Gabelli Value Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                /S/ WILLKIE FARR & GALLAGHER LLP
                                                    Willkie Farr & Gallagher LLP


April 28, 2006
New York, New York